As filed with the Securities and Exchange Commission on April 18, 2012

Registration Statement No. 333-174143
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

Post-Effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
______________________________
Z-Trim Holdings, Inc.
(Exact name of registrant as specified in its charter)
Illinois                                                                                                                                                 36-4197173
(State of Incorporation)                                                                                                          (I.R.S. Employer Identification Number)

1011 Campus Drive
Mundelein, Illinois  60060
(847) 549-6002
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
______________________________

Steven J. Cohen
President
1011 Campus Drive
Mundelein, Illinois  60060
(847) 549-6002
(Address, including zip code and telephone number, including area code, of agent for service)
______________________________

Copies to:
Chad J. Wiener
Quarles & Brady LLP
411 E. Wisconsin Ave., Suite 2030
Milwaukee, WI  53202
______________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the registrant.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration state number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller report company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated file  ☐                                                                                                           Accelerated file  ☐
Non-accelerated filer ☐  (Do not check if a smaller reporting company) Smaller reporting company  ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine..

i

EXPLANATORY NOTE

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”) this Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) is being filed by Z-Trim Holdings, Inc. (the “Company”) to registration statement no. 333-174143, which was declared effective on June 3, 2011, and relates to and also serves as a post-effective amendment to registration statement nos. 333-168372 and 333-167059. Registration statement nos. 333-174143, 333-168372 and 333-167059, as amended, are collectively referred to as the “Registration Statement.”

This Post-Effective Amendment is being filed by the Company to (i) incorporate by reference the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2011 and (ii) update certain other information in the Registration Statement. No additional securities are being registered under this Post-Effective Amendment. Accordingly, we hereby amend the Registration Statement by filing this Post-Effective Amendment, which relates to the registration of 40,416,710 shares of our common stock, $0.00005 par value per share, being registered for resale by the selling stockholders listed herein. All filing fees payable in connection with the registration of these securities were previously paid.

The information in this prospectus is not complete and may be changed. The security holders identified in this prospectus may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
dated April 18, 2012

Z-TRIM HOLDINGS, INC.
40,416,710 shares of Common Stock

This prospectus covers the sale of an aggregate of up to 40,416,710 shares of our common stock par value $0.00005 per share by the Selling Stockholders named in this prospectus or their transferees.  The Common Stock covered by this prospectus relates to the sale or other disposition of 1,118,728 shares of our common stock, 16,342,079 shares of our common stock underlying convertible notes (the “2009 Notes”)  and convertible preferred stock (“Series I and II Preferred Stock”) and 22,955,903 shares of our common stock issuable on exercise of warrants (at exercise prices ranging from $1.50 to $0.01 per share).   This prospectus may be used by the Selling Stockholders named herein to resell, from time to time, any shares of our common stock included herein, including those issued and issuable upon conversion of the 2009 Notes and Series I and II Preferred Stock and upon exercise of the warrants.  The issuance of the shares upon exercise of the warrants is not covered by this prospectus; only the resale of the shares underlying the warrants is covered. For information about the Selling Shareholders see the section entitled: “SELLING SHAREHOLDERS” on page 3.

Our common stock is quoted on the regulated quotation service of the OTC pink sheets electronic quotation system under the symbol “ZTHO.”  The last reported sale price of our common stock as reported on the OTC pink sheets electronic quotation system on April 12, 2012 was $0.89 per share.

The Selling Shareholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the OTC pink sheets electronic quotation system at prevailing market prices, at prices related to the prevailing market prices, at fixed prices that may be changed, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders, but will receive proceeds related to the exercise for cash of warrants held by the Selling Shareholders.

The Selling Shareholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.  The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

Investing in the common stock of our Company involves a high degree of risk. we urge you to read carefully the entire prospectus, including the “Risk Factors” beginning on page 3 before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2012.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Z Trim Holdings, Inc. See “Where You Can Find Additional Information” for more information, page 15. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and include, but are not limited to; statements with respect to our history of operating losses, lack of significant market  acceptance  of our  product,  the fact that we will need to raise additional capital, and our reliance on intellectual  property.  Other statements contained in our filings that are not historical facts are also forward-looking statements. We have tried to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the risk factors described below in this prospectus and in our periodic filings with the SEC, incorporated by reference or included in this prospectus. All forward-looking statements contained in this prospectus are made only as of the date on the prospectus cover or as of the date of the filings incorporated herein by reference, as applicable. We expressly disclaim any intent to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Before deciding to buy or sell our securities, you should be aware that the occurrence of the events described in these risk factors could harm our business, operating results and financial condition, which consequences could materially diminish the trading price of our securities and/or their value.

Unless the context requires otherwise, in this Prospectus, the “Company,” “Z Trim,” “Z Trim Holdings,” “Company,” “we,” “us” and “our” refer to Z Trim Holdings, Inc.

PROSPECTUS SUMMARY

Our Business

Z Trim Holdings, Inc. is a functional food ingredient company which provides custom product solutions that help answer the food industry’s problems.  Z Trim’s technology provides value-added ingredients across virtually all food industry categories.  Z Trim’s all-natural products, among other things, help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity – all without degrading the taste and texture of the final food products.  Perhaps most significantly, Z Trim’s products can help extend finished products, and thereby increase its customers’ gross margins.  Under the direction of new management since December 2007, Z Trim has focused its efforts and resources towards the manufacture, marketing and sales of its industry-changing products.

Z Trim, through an exclusive license to technology patented by the United States Department of Agriculture, has developed products that manage moisture and help reduce costs in finished foods, with the added benefit of maintaining taste and mouth-feel associated with full fat products.  The global market for Z Trim's line of products spans the entire food and nutritional beverage industry, including fat free,  low-fat, reduced fat and full fat, across meats, baked goods, dairy and non-dairy products, snacks, beverages, dressings, sauces and dips.

Z Trim® multifunctional ingredients originated from a USDA patent for minimally processed, non-caloric functional food ingredients made from healthy dietary fiber. With an exclusive license from the USDA, this patent is central to the company’s intellectual property portfolio. Z Trim Holdings subsequently evolved the processing technology and expanded the fiber sources to create innovative ingredients with unique properties that provide benefits that help create value for food manufacturers around the world.  Currently, Z Trim is made from corn and oat, but it can be produced from virtually any cellulose, the substance that makes up most of a plant’s cell walls, and is one of the most abundant organic compounds on earth.

Presently, the Company employs 24 full-time employees and two part-time employees.

The Offering

This prospectus covers the sale of an aggregate of up to 40,416,710 shares of our common stock par value $0.00005 per share by the Selling Stockholders named in this prospectus or their transferees.  The Common Stock covered by this prospectus relates to the sale or other disposition of 1,118,728 shares of our common stock, 16,342,079 shares of our common stock underlying convertible notes (the “2009 Notes”) and convertible preferred stock (“Series I and II Preferred Stock”) and 22,955,903 shares of our common stock issuable on exercise of warrants (at exercise prices ranging from $1.50 to $0.01 per share).   This prospectus may be used by the Selling Stockholders named herein to resell, from time to time, any shares of our common stock included herein, including those issued and issuable upon conversion of the 2009 Notes and Series I and II Preferred Stock and upon exercise of the warrants.  The issuance of the shares upon exercise of the warrants is not covered by this prospectus; only the resale of the shares underlying the warrants is covered.

Corporate Information

Z Trim Holdings, Inc. was incorporated in the State of Illinois on May 5, 1994 under the original name Circle Group Entertainment Ltd.  The Company has no operating subsidiaries.  Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois, 60060. Our phone number is (847) 549-6002.  Our website is www.ztrim.com.

Information on our web site (or on any other web site referenced in this prospectus) is not intended to be incorporated into this prospectus.

Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 24 and “Information Incorporated by Reference” on page 24.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 that is incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

USE OF PROCEEDS

All of the shares of Common Stock offered by this prospectus are being offered by the Selling Shareholders.  For information about the Selling Shareholders, see “Selling Shareholders” on this page. We will not receive any of the proceeds  from the sale of the shares of Common Stock offered by the Selling Shareholders, but will receive proceeds related to the exercise of warrants for cash held by the  Selling  Shareholders.  We  intend  to use  the net  proceeds generated by such warrant exercises for general corporate purposes, including but not limited to working capital, capital expenditures and acquisitions, if any.  We cannot estimate how many, if any, warrants and options may be exercised as a result of this offering.  We are obligated to bear the expenses of the registration of the shares.  We anticipate that these expenses will be approximately $25,000.

SELLING SHAREHOLDERS

This prospectus includes the shares of our Common Stock $0.00005 par value per share issued and underlying convertible notes and warrants issued by us on various dates since 2007 which are described below.  The number of shares, the conversion prices of the notes and exercise prices of the warrants have been adjusted to reflect the 1 for 30 reverse stock split effected by us on February 6, 2009 and to reflect any anti-dilution provisions.

This prospectus includes 8,170,988 shares of our common stock (plus an additional 1,307,359 shares issuable as dividends on the Redemption Date) underlying our Series I and II Preferred Stock which were issued in June 2010 through January 2011.  We are also registering 12,256,842 shares of our Common Stock underlying warrants issued by us in during the same time period.  The Preferred Stock was offered as part of a private placement offering we conducted and pursuant to which we entered into subscription agreements with Brightline Ventures I, LLC, a Delaware Limited Liability Company (“Brightline”), and certain other investors. We sold an aggregate of 817.0988 units consisting of the Preferred Stock for an aggregate original issue price of $8,170,988 and five year warrants.  We refer to these as the Series I and II Preferred Stock Units.  Each of the Series I and II Preferred Stock Units consists of 2,000 shares of the Series I 8% Convertible Preferred Stock ("Preferred Stock") at an Original Issue Price of $10,000.00 per Unit, with rights to: (i) a dividend which accrues cumulatively on a daily basis at the rate of 8% per annum of the Original Issue Price payable in shares of the Common Stock;  (ii) conversion into such a number of shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price, initially, $1.00; (iii) a liquidation preference equal to the sum of the Original Issue Price and an amount equal to 8% of the Original Issue Price for each 12 months that passed since the date of issuance of any of the Preferred Stock; and (iv) mandatory redemption, by the Company,  24 months from the date of issuance of the Preferred Stock at a redemption price equal to the Original Issue Price plus any accrued but unpaid dividends. The dividend component on liquidation and redemption is payable in shares of the Common Stock of the Company. Payment of the dividend, mandatory redemption and any provisions requiring payment on the Preferred Stock are deferred until the 2008 Notes due in 2010 and the 2009 Notes due in 2011 and 2012 are paid in full. Such deferral, even if the maturity dates on the Notes are extended, will not constitute a default under the Preferred Stock terms. The Preferred Stock terms may be amended by the Company and the consent of the holders of the majority of the outstanding shares and such majority may also waive an adjustment to the Conversion Price.  The Preferred Stock Units also include a five year warrant for 15,000 shares with an exercise price of $1.50 per share. At the Redemption Dates, 1,307,359 shares of Common Stock, in the aggregate, will be issuable as dividends on the Preferred Stock. The total Warrants issued are exercisable for 12,256,842 shares of our Common Stock.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on June 7, 2010 and Form 8-K filed on March 21, 2011.

This prospectus includes 5,281,000 shares of our common stock (plus an additional 844,960 shares issuable on maturity as interest) underlying a portion of our 8% Senior Secured Convertible Notes which were issued from May 1, 2009 through April 4, 2010 for an aggregate principal amount of $5,281,000.  We refer to these notes as the 2009 Notes.  We are also registering 8,535,900 shares of our Common Stock underlying warrants issued by us from April 1, 2009 through April 5, 2010 (inclusive of broker/finder warrants).  The 2009 Notes were offered as part of a private placement offering we conducted and pursuant to which we entered into subscription agreements with Brightline, its affiliates and certain other investors pursuant to which we sold an aggregate of 554.3 units consisting of 8% 24 convertible secured notes in the aggregate principal amount of $5,543,000 and five year warrants.  We refer to these as the 2009 Note Units.  Each of the 2009 Note Units consists of a $10,000 24-month senior secured note convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value and a five year warrant for 15,000 shares with an exercise price of $1.50 per share. We refer to the warrants as the 2009 Warrants. The 2009 Notes bear interest at the rate of 8% per annum payable in shares of Common Stock at the rate of $1.00 per share payable quarterly or at maturity. At maturity 884,442 shares of Common Stock, in the aggregate, will be issuable as interest on the 2009 Notes.  The total 2009 Warrants issued are exercisable for 8,535,900 shares of our Common Stock (inclusive of broker/finder warrants).  We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units, described below, pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the 2009 Notes and 2009 Warrants.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on October 16, 2009, January 21, and April 5, 2010.

This prospectus includes 350,000 shares of our common stock issued in January 2010 to Legend Securities, Inc. in settlement of prior agreements and in connection with a new agreement to provide investment banking services. The description of the terms of sale of these securities is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on January 12, 2010.  Further, in 2011, we entered into another agreement with Legend Securities, Inc., pursuant to which we agreed to issue an additional 350,000 shares of common stock.  The description of the terms of sale of these securities is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on February 11, 2011.  These shares, at the request of Legend Securities, Inc., have been broken up into three parts, to be issued as follows:  35,000 to Legends Securities, Inc., 166,250 to John Columbia and 498,750 to Thomas Wagner.  Further, in April 2011 we entered into an investor relations agreement with Aim Capital Corporation, whereby we agreed to issue it 125,000 shares of common stock and include such shares on the registration statement first filed after that date.

In January 26, 2009 the Company agreed issue to certain note holders who had purchased on various dates in 2008, certain notes and warrants of the Company, as described below, new warrants to purchase, at an exercise price of $0.01 per share, that number of shares of our Common Stock, to which a Note Holder would be entitled upon full conversion of a note after a reverse split of the Common Stock with a ratio of one for thirty.  We refer to these warrants as the New Warrants.  Effective February 6, 2009 the Company effected a 1 for 30 stock split. We refer to this split as the “Reverse Split.”  After the effective date of the Reverse Split, for each $100,000 in principal amount of the Notes purchased in 2008, note holders received a New Warrant exercisable for 20,833 shares of our common stock and 936,860 shares in the aggregate for all such New Warrants at an exercise price of $0.01 per share.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement.  This prospectus includes 762,488 shares of common stock underlying the New Warrants.

This prospectus includes (i) 65,133 shares of our common stock issued upon exercise of warrants with an exercise price of $.01 and $.30 per share (ii) 332,607 shares underlying warrants with an exercise price of $.30 per share and (iii) 1,806,205 shares underlying warrants with an exercise price of $1.00. On June 18, September 2, and November 12, 2008, we sold an aggregate of 44.57 units.  Each of the units consists of a $100,000 24-month 8% senior secured promissory note convertible at the rate of $1.00 per share into shares of our common stock plus additional shares upon the conversion of accrued interest at maturity into our common stock. Interest, at the rate of 8% per annum, is accrued in Common Stock at the rate of $1.00 per share.  We refer to the units as the 2008 Units and to the notes as the 2008 Notes.  The 2008 Notes are convertible into a total of 4,456,997 shares of our Common Stock plus 713,117 shares for accrued interest at maturity.  We are not registering the shares of Common stock underlying the 2008 Notes.  Investors of each Unit also received two five-year warrants, one to purchase 7,692 shares of our Common Stock per unit and 409,509 in the aggregate for all such warrants (including placement agent’s warrants), with an exercise price of $0.30 per share (the “$0.30 Warrants”), and the other to purchase 5,128 shares of Common Stock per unit and 1,652,770 (including placement agent’s warrants) in the aggregate for all such warrants, with an exercise price of $1.00 per share. We refer to these warrants as the “$1.00 Warrants” and the “$0.30 Warrants”.  We refer to them collectively as the “2008 Warrants”.  We are registering the shares of our common stock issued upon exercise of (65,133), as well as the shares issuable (332,607, including the placement agent’s warrants) under the outstanding $.30 Warrants for a total of 397,740 shares of our common stock.  We are not registering 228,595 shares issued upon a cashless exercise of the $.01 and $.30 Warrants.  In addition to a cash commission, the placement agent received for each 2008 Unit sold two  five-year warrants, one to purchase 66,667 shares of Common Stock, with an exercise price of $.30 per share and the other to purchase 555,670 shares with an exercise price of $1.00.  Such warrants are included in the total of the share of common stock set forth in the first sentence of this paragraph.  We also entered into registration rights agreements in connection with the private placement pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants, unless the underlying common stock can be sold without any limitations or conditions under Rule 144.  The placement agent’s warrants carry registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on June 24 and September 2, 2008.

This prospectus includes 40,000 shares of our common stock underlying warrants issued in 2007 to the placement agent for the offering described above.  J.P. Turner, together with any affiliate placement agents, received warrants to purchase 40,000 shares of Common Stock on terms which are identical to the 2007 Warrants except that the exercise price is $1.00 per share.  In addition, the placement agent’s warrant has registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Annual Report on Form 10KSB filed on April 2, 2007.

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 2, 2012 by each of the Selling Shareholders and the maximum number of shares that may be sold hereunder.  The term “Selling Stockholder” includes the Shareholders listed below and their respective transferees, assignees, pledges, donees and other successors.  The number of shares that may be actually sold by any Selling Stockholder will be determined by the Selling Stockholder. Because the Selling Shareholders may sell all, some or none of the shares of common stock which they hold, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of or percentage of total shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.  Except as noted below, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.  As of April 18, 2012 there were 16,635,346 shares of Common Stock outstanding. The following table reflects the 30 for 1 reverse stock split affected on February 6, 2009.

Name	Beneficial Ownership (1) Before the Offering Number/Percentage	Maximum Number of Shares to be Sold Hereunder (2)	Beneficial Ownership After the Offering Number/Percentage
Clark Wingert	169,140 (3) *	33,381	144,525 *
Michael McMahon	84,571 (4) *	28,762	58,000 *
Cary Moscarello	172,473 (5) *	55,331	119,333 *
Ralph and Nancy Cotton	42,832 (6) *	8,624	34,208 *
Marlene McGuire	85,118 (7) *	13,402	72,263 *
Lee and Kay Bettenhausen	126,855 (9) *	43,143	87,000 *
Jeff and Kim Clymer	169,140 (17) *	55,331	116,000 *
Peter D. Kochanowski	42,285 (18) *	15,476	29,000 *
Paul Werner	171,549 (19) *	54,235	116,000 *
Walter Jakovcic	42,285(22) *	17,667	29,000 *
John and Alisa Peragine	84,571 (24) *	28,762	58,000 *
CKS Warehouse Group, Mark Hershhorn	288,340 (33) 2%	86,428	205,200 *
Harry and Carol Heller	169,140 (34) *	57,522	116,000 *
Billy Knott	338,281 (35) 3%	64,033	285,205 2%
Cleco Corp.	338,281(36) 3%	121,622	232,000 *
J.W. Harman	42,285 (37) *	15,476	29,000 *
Endeavour L.P.	338,262 (39) 3%	110,664	232,000 *
Marvin Mauel	169,140 (41) *	56,428	116,000 *
Albert Geisler	67,656 (45) *	9,846	57,810 *
Angilletta, Dominick	42,285 (46) *	13,285	29,000 *
Anita Green-Eigen Charles Schwab	42,285 (47) *	13,285	29,000 *
Ashcraft, Joseph	17,666 (48) *	17,666	0
Barak, Eddie	84,570 (49) *	26,570	58,000 *
Bartos, John R	19,598(50) *	2,462	17,135 *
Becker, Rachel Sophia Becker, Paul J	169,140(51) *	24,615	144,525 *
Beisser, Frederick G	25,370(52) *	7,970	17,400 *
Bennie P Scibek Charles Schwab & Co	42,285 (53) *	13,285	29,000 *
Benny Ray	16,915 (54) *	5,315	11,600 *
Callahan, Jerry	16,915 (56) *	3,232	13,683 *
Castillero, Michael	9,001 (57) *	4636	4,365 *
Chandler, Michael	42,285 (58) *	13,285	29,000 *
Chaskes, Barry	9,999 (59) *	9,999	0
Cherkes, Joseph	214,170 (60) *	6,648	207,522 *
Clemson, D Buckey	42,285 (63) *	13,285	29,000 *
Cobblestone, Inc	179,842 (65) *	53,140	126,702 *
Columbia, John	55,718 (66) *	55,718	0
Compania Dopler S.A.	507,409 (67) 4%	159,409	348,000 2.7%
Cosley, Steven M	42,285 (68) *	13,285	29,000 *
Cotroneo, George	16,915 (69) *	5,315	11,600 *
Curt Hedberg	16,915 (71) *	5,315	11,600 *
DAW Capital LLC	169,140 (72) *	45,448	123,692 *
Donner, Brad	15,001 (73) *	15,001	0
Dout, Robert	16,915 (74) *	2,462	14,452 *
Drinkwater, Stanley	84,571 (75) *	12,308	72,263 *
Anshell, Inc.	422,852 (76) 3%	132,852	290,000 2%
Fauci, Paul	67,656 (78) *	21,256	46,400 *
Femiano, John	30,998 (79) *	30,998	0
Ford, Robert	42,285 (80) *	13,285	29,000 *
Genecco, David L	169,140 (81) *	53,140	116,000 *
Ghezzi, Gary	16,915(82) *	2,462	14,452 *
Gorman, Robert TTEE	84,570 (83) *	26,570	58,000 *
Guidicipiero, Rocco	112,601 (84) *	100,498	12,103 *
Harman, Chris	67,285 (85) *	13,285	54,000 *
Holtman Investments LLC	42,285 (89) *	13,285	29,000 *
Howling Wolf Music - Sudden, Mark	16,915 (90) *	5,315	11,600 *
Huff, Rick	42,285 (91) *	13,285	29,000 *
InterMountain Management Group, Inc	169,140 (92) *	53,140	116,000 *
J.P. Turner & Company, LLC	40,000 (93) *	40,000	0
J.P. Turner Partners, LP	98,746(94) *	98,746	0
Jarolimek, Leroy	25,371 (96) *	7,971	17,400 *
JSEC INC	169,140 (97) *	24,615	144,525 *
Kaghan, Scott/Rebecca Nixon	42,285 (98) *	13,285	29,000 *
Keeton, Roberto	4,997 (99) *	4,997	0
Klos, Daniel H & Antoinette	16,915 (100) *	5,315	11,600 *
Kniewel, Russell G TTEE	42,285 (101) *	13,285	29,000 *
Kortemeir, William	25,371(105) *	3,692	21,679 *
Lee, Thomas & Linda	42,285 (106) *	13,285	29,000 *
Migliano, Gabe	21,999 (110) *	21,999	0
Minor, Steven	67,656 (111) *	21,256	46,400 *
Monson, Dale	42,285(112) *	13,285	29,000 *
Nix, Franklin	169,140 (114) *	53,140	116,000 *
Nuciforo, Michael	42,285 (115) *	13,285	29,000 *
Pauzauskie, William	42,285 (116) *	13,285	29,000 *
Pension Financial (Jeffrey Elam)	42,285 (117) *	13,285	29,000 *
Power, Patrick	81,079 (119) *	81,079	0
Pullin, Jr Ray	16,915 (120) *	5,315	11,600 *
Reese, Larry	33,828 (121) *	10,628	23,200 *
Robert A Zyontz Charles Schwab & Co	42,285 (122) *	13,285	29,000 *
Roberts. William F & Judy D	42,285(123) *	6154	36,131 *
Rose, Mike	65,829 (124) *	65,829	0
Name	Beneficial Ownership (1) Before the Offering Number/Percentage	Maximum Number of Shares to be Sold Hereunder (2)	Beneficial Ownership After the Offering Number/Percentage
Rosen, Gary B	169,140 (125) *	53,140	116,000 *
Roughgarden, Keith W & Chris L	169,140 (126) *	53,140	116,000 *
Ruchaber, Gary D	84,571 (127) *	26,571	58,000 *
Schwartz, Gerald	42,285 (128) *	6,154	36,131 *
Simineri, Karen & Michael	16,915 (129) *	5,315	11,600 *
Skovronck, Jean Paul	17,497 (130) *	17,497	0
Smyser, William E	42,618 (131) *	13,285	29,333 *
Sternberg, Ken	16,915 (132) *	5,315	11,600 *
Strom, Robert	82,412 (133) *	26,571	55,841 *
Stuhitiager Sr, Joseph / Scott James	169,140 (134) *	53,140	116,000 *
Stulp, Kevin & Marie	112,504 (135) *	53,171	59,333 *
Wade, George A	169,140 (137) *	53,140	116,000 *
Wagner, Thomas	566,642 (138) 4%	566,642	0
Weber, David A	42,285 (139) *	13,285	29,000 *
Dana Dabney	568,500 (142) 4%	428,380	140,120 *
Marc & Carol Rubinger TT	79,000 (143) *	37,500	41,500 *
Morris Garfinkle	606,809 (144) 4%	337,271	269,538 2%
Terri Oram	133,000 (145) *	75,000	58,000 *
Brian Israel	215,297 (146) *	117,631	97,666 *
Weir & Larson -	39,900 (148) *	22,500	17,400 *
Corad Investments	212,800 (149) *	212,800	34,800 *
David and Laura Livesay	180,180 (150) *	172,900	7,280 *
Jack & Janet Stulp	26,600 (152) *	26,600	0
Dieter Schmidtke	26,600 (153) *	26,600	0
Loeb & Loeb	931,000 (156) 7%	931,000	0
Steve Drake	53,200 (157) *	53,200	0
Thomas Gibbons	66,500 (158) *	66,500	0
Wade Woodard	79,800 (159) *	79,800	0
Robert Wegner	46,550 (160) *	46,550	0
Dearborn Asset Management Services	457,520 (161) 4%	457,520	0
Brightline Ventures I, LLC	30,681,738 (162) 78%	30,681,738	0
Bruce & Karen Lippa	79,800 (164) *	79,800	0
Michaelson Family Trust	26,600 (165) *	26,600	0
Rancho Vista De Dios -E&D Michaelson	26,600 (166) *	26,600	0
Mary Schmidtke	72,425(167) *	66,500	5,925 *
Leonard D Perlman	50,762 (168) *	30,000	20,762 *
Clyde J Berg	266,000 (169) 2%	266,000	0
Stan Raymond	66,500 (170) *	66,500	0
Jack Stewart	91,500 (171) *	66,500	25,000 *
Garfinkle, Matthew B	186,200 (172) *	186,200	0
Trim,Ryan & Julie	79,800 (173) *	79.800	0
Jacobs, Gary & Carolyn	266,000(174) 2%	266,000	0
Novak, Ronald & Joyce	133,000(175) *	133,000	0
Jacobsen, Frummen & Marion	266,000(176) 2%	266,000	0
Wilen, Jack	133,000(177) *	133,000	0
Akman, Larry	133,000 (178) *	133,000	0
Legends Securities Inc.	35,000 *	35,000	0
Corporate Capital Group Int’l Ltd.	211,400 (179) *	211,400	0
MWC	10,000 (180) *	10,000	0
Mark Hershhorn	452,834(181) 4%	185,428	276,406 2%
Edward Smith III	142,500(182) *	39,900	102,600
Emmanuel Strategic Partners	665,000(183) 5%	665,000	0
Aim Capital Corporation	125,000 *	125,000	0

* Less than one percent.

(1) Except as otherwise  indicated,  each Selling Stockholder named in the table has sole voting and investment  power with respect to all shares of common stock beneficially owned by such shareholder.  The numbers and  percentages  shown include (a) the shares of common stock actually  owned as May 10, 2010 and (b) the shares of common  stock  which  the  person or group had the right to acquire within 60 days upon the exercise of warrants  held by such Selling Stockholder on May 10, 2010.  In calculating the  percentage of ownership, all shares of common  stock  that the  identified  person or group had the right to acquire  within 60 days upon the exercise of warrants held by such Selling Stockholder are deemed to be outstanding  for the purpose of  computing  the percentage of the shares of common stock owned by such person or group,  but are not deemed to be outstanding  for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(2) Intentionally left blank.
(3) Includes 24,615 shares issuable upon exercise of warrants at $1.00.
(4) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share, 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(5) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(6) Includes 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(7)  Includes 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(8) Intentionally left blank.
(9) Includes 15,625 shares issuable upon exercise of warrants at $.01 per share, 5,769 shares issuable upon exercise of warrants at $.30 per share, 18,461 shares issuable upon exercise of warrants at $1.00 per share.

(10) Intentionally left blank.
(11) Intentionally left blank.
(12) Intentionally left blank.
(13) Intentionally left blank.
(14) Intentionally left blank.
(15) Intentionally left blank.
(16) Intentionally left blank.
(17) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(18) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share, 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(19) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,616 shares issuable upon exercise of warrants at $1.00 per share.
(20) Intentionally left blank.
(21) Intentionally left blank.
(22) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share, 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(23) Intentionally left blank.
(24) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(25) Intentionally left blank.
(26) Intentionally left blank.
(27) Intentionally left blank.
(28) Intentionally left blank.
(29) Intentionally left blank.
(30) Intentionally left blank.
(31) Intentionally left blank.
(32) Intentionally left blank.
(33) Includes 30,000 shares issuable upon exercise of warrants at $1.50 per share, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.  Mark Hershhorn has sole voting and investment control over the shares held by CKS Warehouse Group.   Mr. Hershhorn is a director of the Company.
(34) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,615 shares issuable upon exercise of warrants at $1.00 per share.
 (35) Includes 50,602 shares issuable upon exercise of warrants at $.30 per share, 49,231 shares issuable upon exercise of warrants at $1.00 per share.
(36)  Includes 41,666 shares issuable upon exercise of warrants at $.01 per share, 15,385 shares issuable upon exercise of warrants at $.30 per share and 49,230 shares issuable upon exercise of warrants at $1.00 per share.  J. W. Harman has sole voting and investment control over the shares held by Cleco Corp.
 (37) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share, 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(38)  Intentionally left blank.
(39) Includes 41,666 shares issuable upon exercise of warrants at $.01 per share, 15,385 shares issuable upon exercise of warrants at $.30 per share and 49,230 shares issuable upon exercise of warrants at $1.00 per share.  John F. Maring has sole voting and investment control over the shares held by Endevour L.P.
(40) Intentionally left blank.
(41) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share,  24,615 shares issuable upon exercise of warrants at $1.00 per share.
(42) Intentionally left blank.
(43) Intentionally left blank.
(44) Intentionally left blank.
(45) Includes 10,758 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(46) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(47) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(48) Includes 1,667 shares issuable upon exercise of warrants at $.30 per share and 15,999 shares issuable upon exercise of warrants at $1.00 per share.
(49) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,307 shares issuable upon exercise of warrants at $1.00 per share.
(50) Includes 2,683 shares issued upon a cashless exercise of warrants at $.01 and $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(51) Includes 25,984 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(52) Includes 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,691 shares issuable upon exercise of warrants at $1.00 per share.
(53) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(54) Includes  2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(55)  Intentionally left blank.
(56) Includes 2,069 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(57) Includes 4636 issuable upon exercise of warrants at $1.00 per share.
(58) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(59) Includes 9,999 shares issuable upon exercise of warrants at $1.00 per share.
(60) Includes 7,223 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 6,648 shares issuable upon exercise of warrants at $1.00 per share.
(61) Intentionally left blank.
(62)  Intentionally left blank.

(63) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(64) Intentionally left blank.
(65) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(66) Includes 5,659 shares issuable upon exercise of warrants at $.30 per share and 8,496 shares issuable upon exercise of warrants at $1.00 per share.
(67) Includes 62,499 shares issuable upon exercise of warrants at $.01 per share, 23,074 shares issuable upon exercise of warrants at $.30 per share and 73,836 shares issuable upon exercise of warrants at $1.00 per share.
(68) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(69) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(70) Intentionally left blank.
(71) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share and 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise warrants at $1.00 per share.
(72) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(73) Includes 15,001 shares issuable upon exercise of warrants at $1.00 per share.
(74) Includes 2,644 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(75) Includes 13,378 shares issued upon a cashless exercise of warrants at $.01 per share and at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(76) Includes 52,083 shares issuable upon exercise of warrants at $.01 per share, 19,231 shares issuable upon exercise of warrants at $.30 per share and 61,538 shares issuable upon exercise of warrants at $1.00 per share.
(77) Intentionally left blank.
(78) Includes 11,410 shares issued upon exercise of warrants at $.01 and at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(79) Includes 30,998 shares issuable upon exercise of warrants at $1.00 per share.
(80) Includes 7,131 shares issued upon exercise of warrants at $.01 and  at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(81) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(82) Includes 2,674 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(83) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,307 shares issuable upon exercise of warrants at $1.00 per share.
(84) Includes 100,498 shares issuable upon exercise of warrants at $1.00 per share.
(85) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(86) Intentionally left blank.
(87) Intentionally left blank.
(88) Intentionally left blank.
(89) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(90) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(91) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(92) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(93) Includes 40,000 shares issuable upon exercise of warrants at $1.00 per share,. JP Turner & Company, LLC is a registered broker dealer and FINRA member firm, located at 3060 Peachtree Road, 11th Floor, Atlanta, Georgia 30305. JP Turner & Company, LLC acted as a placement agent in connection with our offering of common stock and warrants in 2007 and 2008.  All of the shares being registered were received by JP Turner & Company, LLC as compensation for investment banking services.  JP Turner & Company, LLC distributed such warrants to JP Turner Partners, LP, an associated entity.  William L.  Mello has sole voting and investment control over shares held by JP Turner Partners, LP.
(94) Includes 89,996 shares issuable upon exercise of warrants at $1.00 per share and 8,750 shares issuable upon exercise of warrants at $.30 per share.  See also footnote 93 for information regarding JP Turner Partners, LP.
(95)  Intentionally left blank.
(96) Includes 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,692 shares issuable upon exercise of warrants at $1.00 per share.
(97) Includes 25,943 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(98) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(99) Includes 4,997 shares issuable upon exercise of warrants at $1.00 per share.
(100) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(101) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(102) Intentionally left blank.
(103)  Intentionally left blank
(104)  Intentionally left blank.
(105) Includes 3,948 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and  3,692 shares issuable upon exercise of warrants at $1.00 per share.
(106)  Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(107) Intentionally left blank
(108) Intentionally left blank
(109) Intentionally left blank (110) Includes 21,999 shares issuable upon exercise of warrants at $1.00 per share.
(111) Includes 8,333 shares issuable upon exercise of warrants at $.01 per share, 3,077 shares issuable upon exercise of warrants at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(112) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(113) Intentionally left blank

(114) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(115) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(116) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(117) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(118) Intentionally left blank.
(119) Includes 7,083 shares issuable upon exercise of warrants at $.30 per share and 73,996 shares issuable upon exercise of warrants at $1.00 per share.
(120) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(121) Includes 4,167 shares issuable upon exercise of warrants at $.01 per share, 1,538 shares issuable upon exercise of warrants at $.30 per share and 4,923 shares issuable upon exercise of warrants at $1.00 per share.
(122) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(123) Includes 6,709 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(124) Includes 5,833 shares issuable upon exercise of warrants at $.30 per share and 59,996 shares issuable upon exercise of warrants at $1.00 per share.
(125) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(126) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(127) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(128) Includes 6,709 shares issued  upon a cashless exercise of warrants at $.01 and at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(129) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(130) Includes 17,497 shares issuable upon exercise of warrants at $1.00 per share.
(131) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(132) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(133) Includes 26,571 shares issued upon exercise of warrants at $.01 per share, $.30 per share and 12,308 shares issued upon exercise of warrants at $1.00 per share.
(134) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(135) Includes 15,000 shares issuable upon exercise of warrants at $1.50 per share. Also includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(136) Intentionally left blank.
(137) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(138) Includes 23,235 shares issuable upon exercise of warrants at $.30 per share and 214,997 shares issuable upon exercise of warrants at $1.00 per share.
(139) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(140) Intentionally left blank.
(141) Intentionally left blank.
(142) Includes 262,500 shares issuable upon exercise of warrants at $1.50 per share.
(143) Includes 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(144) Includes 45,000 shares upon conversion of the Preferred Stock, 7,200 shares issued upon maturity of Preferred Stock and 169,071 shares issuable upon exercise of warrants at prices ranging from $0.01 to $1.50 per share.  Mr. Garfinkle is a director of the Company.

(145) Includes 75,000 shares issuable upon exercise of warrants at $1.50 per share.
(146) Includes 15,000 shares issued upon conversion of Series I Preferred Stock, 2,400 shares issued as dividends upon maturity of Series I Preferred Stock and 65,431 shares issuable upon exercise of warrants at $1.50 per share.  Mr. Israel is a director of the Company.
(147) Intentionally left blank.
(148) Includes 22,500 shares issuable upon exercise of warrants at $1.50 per share.
(149) Includes 120,000 shares issuable upon exercise of warrants at $1.50 per share.
(150) Includes 97,500 shares issuable upon exercise of warrants at $1.50 per share.
(151) Intentionally left blank.
(152) Includes 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(153) Includes 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(154) Intentionally left blank.
(155) Intentionally left blank.
(156) Includes 525,000 shares issuable upon exercise of warrants at $1.50 per share.
(157) Includes 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(158) Includes 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(159) Includes 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(160) Includes 26,250 shares issuable upon exercise of warrants at $1.50 per share.
(161) Includes 258,000 shares issuable upon exercise of warrants at $1.50 per share.
(162) Includes 4,395,291 shares issuable upon conversion of the Series I Preferred Stock, 703,247 shares issuable as dividends on the Series I Preferred Stock,  3,326,697 shares issuable upon conversion of the Series II Preferred Stock, 532,272 shares issuable as dividends on the Series II Preferred Stock and 17,301,732 shares issuable upon exercise of warrants at $1.50 per share.
(163) Intentionally left blank.
(164) Includes 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(165) Includes 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(166) Includes 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(167) Includes 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(168) Includes 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(169) Includes 150,000 shares issuable upon exercise of warrants at $1.50 per share.
(170) Includes 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(171) Includes 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(172) Includes 105,000 issuable upon exercise of warrants at $1.50.
(173) Includes 30 45,000 shares issuable upon exercise of warrants at $1.50.
(174) Includes 150,000 shares issuable upon exercise of warrants at $1.50.
(175) Includes 75,000 shares issuable upon exercise of warrants at $1.50.
(176) Includes 150, 000 shares issuable upon exercise of warrants at $1.50
(177) Includes 50 75,000 shares issuable upon exercise of warrants at $1.50.
(178) Includes 75,000 shares issuable upon exercise of warrants at $1.50.
(179) Includes 211,400 shares issuable upon exercise of warrants at $1.50.
(180) Includes 10,000 shares issuable upon exercise of warrants at $1.50.
(181)  Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note, 15,000 shares issuable upon conversion of the Preferred Stock, 2,400 shares issuable as dividends on the Preferred Stock and 144,828 shares issuable upon exercise of warrants at $1.50 per share.  Mr. Hershhorn is a director of the Company.
(182)  Includes 15,000 shares issued upon conversion of Series I Preferred Stock, 2,400 shares issued as dividends upon maturity of Series I Preferred Stock and 22,500 shares issuable upon exercise of warrants at $1.50 per share.  Mr. Smith is a director of the Company.
(183)  Includes 250,000 shares issued upon conversion of Series I Preferred Stock, 40,000 shares issued as dividends upon maturity of Series I Preferred Stock and 375,000 shares issuable upon exercise of warrants at $1.50 per share.

PLAN OF DISTRIBUTION

The selling shareholders (the “Selling Shareholders”), which, as used herein, includes donees, pledgees,  transferees or other  successors-in-interest of a Selling Stockholder selling shares of Common  Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common  Stock on any stock exchange, market or  trading facility on which the shares are traded or in private  transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing  market price, at varying prices determined at the time of sale, or at negotiated prices.  The Selling Shareholders may use any one or more of the following  methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock,  from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other  applicable provision of the 1933 Act  amending  the list of  Selling Shareholders to include the pledgee, transferee or other  successors-in- as Selling Shareholders under this Prospectus.  The Selling Shareholders also may transfer the shares of Common Stock in other circumstances,  in which case the transferees, pledgees or other successors-in-interest will be the selling, beneficial owners for purposes of this Prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling  Shareholders  (or, if any  broker-dealer acts as agent for the purchaser of shares, from the  purchaser) in amounts to be negotiated.  The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the  positions they assume.  The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to  broker-dealers that in turn may sell these  securities.  The Selling Shareholders may also enter into option or other transactions with broker-dealers  or other  financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders will receive the aggregate proceeds from the sale of the Common Stock  offered by them. The aggregate proceeds to the Selling Shareholders from the sale of the Common  Stock  offered  by them will be the purchase price of the Common Stock less discounts or commissions, if any.  Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.  We will not receive any of the proceeds from the sale of Common Stock in this  offering.  We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.  The Selling Shareholders also may resell all or a portion of the shares in open market transactions  in  reliance  upon Rule 144 under the 1933 Act rather than under this Prospectus, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11)  of the 1933  Act.  Any discounts, commissions, concessions  or profit  they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act.  Selling Shareholders who are  “underwriters” within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required  the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a  post-effective amendment to the registration statement that includes this Prospectus.  In order to comply with the securities laws of some states,  if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed  brokers or dealers.  In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from  registration  or  qualification  requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the  market and to the activities of the Selling Shareholders and their affiliates.  In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act.  The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving  the sale of the shares of Common Stock against certain  liabilities, including liabilities arising under the 1933 Act.

We will pay all of the expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will pay for offering expenses including the SEC registration fee, accounting fees, legal fees, printing expenses and other related have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the 1933 Act and state  securities  laws, relating to the registration of the shares offered by this Prospectus.

We have agreed with the Selling Shareholders to keep the  registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 without any restrictions of the 1933  Act.

DESCRIPTION OF CAPITAL STOCK

Our authorized capitalization consists of 200,000,000 shares of common stock, $.00005 par value per share, and 10,000,000 shares of preferred stock of which 5,000,000 have been designated Series A, 1,000,000 have been designated Series I, and 1,000,000 have been designated as Series II.

COMMON STOCK

As of April 18, 2012 there were 16,635,346 shares of Common Stock outstanding. In addition we have warrants to purchase 23,836,111 shares of our common stock at prices ranging from $30.00 to $0.01 per share.

Voting Rights. The holder of a share of common stock is entitled to one vote for all purposes. Cumulative voting is permitted in the election of directors. Accordingly, every shareholder has the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate their shares, and give one candidate as many votes as the number of directors multiplied by the number of his/her shares, or to distribute them on the same principle among as many candidates as the shareholder desires. On all matters, other than the election of directors a vote of majority of the votes cast, except where the Illinois Business Corporation Act prescribes a greater percentage of votes and/or exercise of voting power, such as an amendment of our Articles of Incorporation..

Dividend Rights. Subject to preferential rights with respect to future outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. We have never paid any dividends on our common stock. The declaration in the future of any cash or stock dividends will be at the discretion of the board of directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors. In addition the 8% Convertible Notes of the Company issued in 2008 and 2009 restrict the Company’s ability to pay dividends. The Series A and the Series I and II Convertible Preferred Stock of the Company also restricts the Company’s ability to pay dividends on its common stock. There is no assurance that any dividends will be paid in the future as we have no present plans to pay dividends.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their Common Stock into any other securities.

Preemptive Rights, Conversion Rights, Redemption Provisions, Sinking Fund Provision and Liability to Further Calls and Assessments. There are no preemptive or conversion rights, redemption provisions, or sinking fund provisions relating to the common stock. All currently outstanding shares of common stock are fully paid and nonassessable. The rights of holders of the existing class of common stock may in the future become subject to prior and superior rights and preferences of the Series A and Series I and II as well as any other series that the board of directors may establish.

PREFERRED STOCK.

The Company has authority to issue 10,000,000 shares of Preferred Stock.   The Company’s board of directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of Preferred Stock.  The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by the board of directors without any further vote or action by the Company’s shareholders.  The Board of Directors has authorized a Series A preferred stock which it currently has no intention to issue. It has also authorized a Series I 8% Convertible Preferred Stock for a maximum of 1,000,000 shares of the Series I. It has also authorized a Series II 8% Convertible Preferred Stock for a maximum of 1,000,000 shares of the Series II.   There are 947,058 shares of Series I and 665,339 shares of Series II Preferred Stock outstanding as of April 16, 2012.

Dividend Provisions.  Subject to the Deferral, the holders of shares of Series I and II Preferred Stock are entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of common stock of the Company, or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the shares of Common Stock, at the rate of 8% of $5.00 per share (the “Original Series I and II Issue Price”) per annum, payable in shares of the Common Stock, at the option of the Holder, either quarterly or on the Redemption Date (as hereinafter defined).  The Original Series I and II Issue Price of the Series I and II Preferred Stock is $5.00 per share.  The initial Conversion Price is $1.00.  Dividends accrue on each share from the date of issuance of the Series I and II Preferred Stock (the “Issuance Date”), and accrue from day to day, whether or not earned or declared.  Dividends are cumulative.

Liquidation  Preference.  In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of a series of preferred stock that may from time to time come into existence, the holders of Series I and II Preferred  Stock are entitled to receive ratably, prior to and in preference to any distribution of any of the assets of the Company to the holders of Common Stock, an amount per share equal to the sum of (i) the Original Series I and II Issue Price ($5.00) for each outstanding share of Series I and II Preferred Stock and (ii) accrued but unpaid dividends on such share.  A liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (each of such events, a “Deemed Liquidation Event”). In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value.

Redemption. Subject to the rights of preferred stock which may from time to time come into existence and the Deferral referred to above, the Company shall redeem, pro rata, from any source of funds legally available therefor, the Series I Preferred Stock 24 months after the Issuance Date of each share of such Series I and II Preferred Stock (the “Series I and II Redemption Date”).  The redemption by the Company must be paid in cash in exchange for the shares of Series I and II Preferred Stock to be redeemed in an amount equal to the  sum of  $5.00 per share of Series I Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or accumulated but unpaid dividends, on such shares payable in the shares of the Common Stock (the “Series I and II Redemption Price”).

Conversion.  Each share of Series I and II Preferred Stock shall be convertible, at the option of the Holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Original Series I Issue Price plus the amount represented by accrued but unpaid dividends on such share by (y) the Conversion Price (as defined below)  applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

Conversion Price/Adjustment. The initial Conversion Price per share for shares of Series I and II Preferred Stock is $1.00, subject to adjustment, stock splits and combinations, certain dividends and distributions; reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets. In addition, in the event that the Company sells or issues Common Stock after the Issuance Date at a price less than the Conversion Price in effect immediately prior to such sale or issuance, then the Conversion Price shall be reduced immediately thereafter so that it shall equal the price at which such Conversion Shares are sold or issued, as applicable.  Subject to the readjustment provisions hereinafter set forth, in case the Company shall at any time after the Issuance Date issue options, rights or warrants to subscribe for Common Stock, or issue any securities convertible into or exchangeable for Common Stock (collectively the “Rights”), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Rights, or without consideration, the Conversion Price in effect immediately prior to the issuance of such Rights, shall be reduced to the price established for such Rights that entitle the holders thereof to receive Common Stock.

Readjustment Provisions.  If (i) any change shall occur in the price per share provided for in any of the Rights: (ii) any change shall occur in the price per share at which the securities referred to in this subsection are exchangeable; (iii) any of the Rights are exercised in an amount or at a price different from the assumed aggregate maximum number of shares or the minimum purchase price provided in this subsection; or (iv) any of the Rights are cancelled or expire without being exercised, then (x) such Rights, as the case may be, shall be deemed to have been cancelled, expired or terminated on the date when such price change, exercise or expiration became effective in respect to shares not theretofore issued pursuant to the exercise or exchange thereof, (y) the Company shall be deemed to have issued upon such date new Rights at the new price in respect of the number of shares issuable upon the exercise of such Rights, and (z) the adjustment to Conversion Price provided in this subsection shall be recalculated as if the original issuance causing the prior adjustment to Conversion Price had not occurred. Consequently,  if the Rights are subsequently modified, cancelled or expire without exercise, any adjustment previously made to the Conversion Price shall be readjusted to reflect such modification, cancellation and or expiration.  Any reset of the Conversion Price shall not reduce the Conversion Price below $0.10.

No Adjustment of Conversion Price in Certain Cases. No adjustment of the Conversion Price shall be made:

(A)  Upon issuance or sale of the Series I and II Preferred Stock, or the warrants and warrant shares issued in connection with the issuance of the Series I and II Preferred Stock, or shares of Common Stock issuable upon exercise of other options, warrants and convertible securities outstanding as of the Issuance Date of the Series I and II Preferred Stock.

(B)  Upon the issuance or sale of any shares of capital stock, or the grant of options exercisable therefor, outstanding as of, or granted, exercised, issued or issuable on or after the first issuance of the Series I and II Preferred Stock, to directors, officers, employees, advisers and consultants of the Corporation or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan (ESOP), consulting agreement, stock appreciation right (SAR), stock depreciation right (SDR), bonus stock arrangement, or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Board of Directors of the Corporation.

(C) Upon the issuance of any shares of capital stock or the grant of warrants or options (or the exercise thereof) as consideration for mergers (other than as referred to above), acquisitions, strategic alliances and other commercial transactions, other than in connection with a financing transaction.

(D)  If the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon conversion of the Series I and II Preferred Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon conversion of the Series I and II Preferred Stock.

If the Company fails for any reason to deliver to any Holder any certificate or certificates by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of the amount of the Redemption Price for the shares of the Series I and II Preferred Stock being converted, $5 per Trading Day (increasing to $10 per Trading Day after five Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion.  In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder any certificate or certificates required by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (i) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total Original Series I and II Issue Price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the Holder, either reissue  Series I and II Preferred Stock in an amount equal to the Original Series I and II Issue Price of the attempted conversion or deliver to the Holder the number of shares Common Stock that would have been issued had the Company timely complied with its delivery requirements.

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series I and I Preferred Stock.  In lieu of any fractional shares to which a Holder would otherwise be entitled, the Company shall pay in cash any remainder resulting from after the number of whole Common Stock is determined as a result of any conversion.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a Common Share, one whole Common Share.

Voting Rights. The Holder of each share of Series I Preferred Stock shall not have the have the right to vote except as expressly set forth under the section entitled “Waiver” below and as may be required under the Illinois Business Corporation Act.

Waiver. Any of the rights, powers, preferences and other terms of the Series I and II Preferred Stock may be amended or waived on behalf of all holders of the Series I and II Preferred Stock by the affirmative written consent or vote of the holders of at least a simple majority of the Series I and II Preferred Stock then outstanding.

Protective Provisions. The terms of the Series I and II Preferred Stock also contain provisions, subject to the rights of the holders of other series of preferred stock,  which prohibit the Company from taking certain actions as long as at least 1,200,000 shares of the Series I and II Preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or 30% of the total number of shares of the Series I and II Preferred Stock issued, whichever is less, are outstanding, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series I and II Preferred Stock.

WARRANTS

As of April 16, 2012, the Company has 23,836,111 shares of Common Stock issuable upon exercise of warrants outstanding.

2008 Warrants. The following is a summary of certain provisions of the two types of warrants issued by the Company in connection with private placements effected at various dates in 2008 (the “2008 Warrants”).  This summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrants, the forms of which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2008. Each 2008 Warrant entitles the holder thereof to purchase shares of Common Stock, at any time until five years from the date of issuance, at a per share price of $0.30 for the 2008 Warrants originally issued with a $0.30 per share exercise price and $1.00 per share for the 2008 Warrants originally issued with a $4.80 per share exercise price (a result of the anti-dilution provisions contained in these warrants, the per share price of the $4.80 warrants became $1.00).  No fractional shares will be issued upon the exercise of the 2008 Warrants.  The exercise price and the number of shares of Common Stock purchasable upon the exercise of the 2008 Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the 2008 Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the 2008 Warrant.  The 2008 Warrants also contain a full ratchet anti-dilution adjustment that is applicable upon the Company issuing certain stock or warrants for a consideration per share less than the exercise price in effect immediately prior to the issuance or sale of such shares. No adjustment to the number of shares and exercise price of the shares subject to the 2008 Warrants will be made for dividends (other than stock dividends), if any, paid on the Company’s Common Stock as well as certain other events set forth in the 2008 Warrants.  The 2008 Warrants do not confer upon holders any voting, dividend or other rights as shareholders of the Company.

2009 Warrants. The following is a summary of certain provisions of the warrants issued by the Company in connection with private placements effected at various dates in 2009 and 2010 (the “2009 Warrants”).  This summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrant, the form of which was filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on on October 16, 2009.  Each 2009 Warrant entitles the holder thereof to purchase shares of the Common Stock at any time until five years after the date of issuance, at a per share price of $1.50. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the 2009 Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock.  Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the 2009 Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the 2009 Warrant.  No adjustment to the number of shares and exercise price of the shares subject to the 2009 Warrants will be made for dividends (other than stock dividends), if any, paid on the Company’s Common Stock as well as certain other events set forth in the 2009 Warrant.  No fractional shares will be issued upon the exercise of the 2009 Warrants.  The 2009 Warrants also contain full ratchet anti-dilution adjustment protection that is applicable upon the Company issuing certain stock or warrants for a consideration per share less than the exercise price in effect immediately prior to the issuance or sale of such shares. Holders of warrants representing a majority of the underlying warrant shares may waive a price adjustment. The 2009 Warrants do not confer upon holders any voting, dividend or other rights as shareholders of the Company.

Transfer Agent and Registrar. The Transfer Agent and Registrar for shares of our common stock is American Stock Transfer. Our Transfer Agent and Registrar’s telephone number is 718.921.8208

LEGAL MATTERS

The validity of the Common Stock registered hereunder has been passed upon for us by Holland & Knight LLP, Chicago, Illinois.

EXPERTS

M&K CPAS, PLLC, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on M&K CPAS, PLLC’s report, given on their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

A substantial portion of the information required to be disclosed in the registration statement of which this prospectus is a part is incorporated by reference to our latest report on Form 10-K filed with the SEC. See “Information Incorporated by Reference,” “Prospectus Summary,” and “Risk Factors.”

MATERIAL CHANGES

There have been no material changes since December 31, 2011 that have not been described in our Annual Report on Form 10-K, which is incorporated by reference herein, or this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. You may also read and copy this information at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed a registration statement, of which this prospectus is a part, covering the shares offered hereby. As allowed by Commission rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on April 10, 2012.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at 1011 Campus Drive, Mundelein, Illinois, 60060, telephone number (847) 549-6002. You may also find these documents in the “Investor Relations” section of our website, www.ztrim.com.  The information on, or accessible through, our website is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

We are not issuing any common stock under this Registration Statement.  All Common Stock registered pursuant to this Registration Statement  is  being registered on behalf of Selling Shareholders.  We have agreed to pay all costs of this Registration  Statement.  The  following  table sets  forth the  estimated expenses  to be  incurred  in  connection  with the  issuance  and resale of the securities offered by this prospectus.  We are responsible for the payment of all expenses set forth below.

Amount to be paid $
SEC registration fee	$3,390.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	5,000.00
Miscellaneous Fees	1,610.00

Total	$20,000.00

Item 14.	Indemnification of Directors and Officers.

The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Section B of Article VI of the Registrant’s Certificate of Incorporation provides:

“(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.”

The Registrant has obtained a liability insurance policy for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors and officers.

In addition, the Registrant has entered into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant’s directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer, of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 15.	Recent Sales of Unregistered Securities

Sale of Convertible Notes.  Between January 20 and February 17, 2012, we secured bridge financing from three accredited investors (the “Investors”) pursuant to which we sold senior secured convertible promissory notes (each a “Note” and collectively the “Notes”) and warrants and received gross proceeds of $200,000.   The Notes have a twenty-four month term and accrue interest at the rate of 8% per annum.  The principal balance of the Notes is convertible at  $1.00 per share into an aggregate of 200,000 shares of our common stock, $.00005 par value (the “Common Stock”).  The interest is payable either upon maturity of the Notes or quarterly at the Investors’ option in shares of the our Common Stock.  Any amount of principal or interest which is not paid when due shall bear interest at a rate of interest equal to the eighteen percent (18%) per annum.

The Notes are secured by a first lien on all of our assets for so long as the Notes remain outstanding.  The Notes are callable at any time by us, at which time the Investors may choose to either convert the Notes into Common Stock or to receive payment in cash.  The Investors also received a five year warrant, to purchase an aggregate of 100,000 shares of Common Stock per unit with an exercise price of $1.50 per share (“Warrants”).  The Warrants are also callable by us in the event that the ten day trailing average closing price per share of Common Stock exceeds $2.99.

Sale of Common Stock.  On March 29, 2012, we entered into a private placement subscription agreement (the “Subscription Agreement”) with Brightline Ventures I-B, LLC, a Delaware Limited Liability Company (the “purchaser” or “Brightline”) pursuant to which we sold 437,380 shares of Common Stock, for a price of $1.50 per share and received gross proceeds of $656,070.  On February 23, 2012, we entered into a Subscription Agreement with Brightline pursuant to which we sold 311,545 shares of Common Stock, for a price of $1.50 per share and received gross proceeds of $467,318.

The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Subscription Agreement and in the context of the specific relationship between the parties. The provisions of the Subscription Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such Subscription Agreement, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

Sale of Series II Preferred Stock. On March 17, 2011, the Company entered a private placement subscription agreement with New York-based investment firm Brightline Ventures I, LLC ("Brightline"), pursuant to which we sold 332.6697 units consisting of Preferred Stock and warrants, for an aggregate offering price of $3,326,697. Each of the units consists of 2,000 shares of the Series II 8% Convertible Preferred Stock (“Series II Preferred Stock”) at an Original Issue Price of $5.00 per share, with rights to: (i) a dividend which accrues cumulatively on a daily basis at the rate of 8% per annum of the Original Issue Price payable in shares of the Common Stock; (ii) conversion into such a number of shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price, initially, $1.00; (iii) a liquidation preference equal to the sum of the Original Issue Price and an amount equal to 8% of the Original Issue Price for each 12 months that passed since the date of issuance of any of the Series II Preferred Stock; and (iv) mandatory redemption, by the Company, 24 months from the date of issuance of the Series II Preferred Stock at a redemption price equal to the Original Issue Price plus any accrued but unpaid dividends. The dividend component on liquidation and redemption is payable in shares of the Common Stock of the Company. Payment of the dividend, mandatory redemption and any provisions requiring payment on the Series II Preferred Stock are deferred until the 2009 Notes due in 2011 and 2012 are paid in full. Such deferral, even if the maturity dates on the 2009 Notes are extended, will not constitute a default under the Series II Preferred Stock terms.

The Series II Preferred Stock terms may be amended by the Company and the consent of the holders of the majority of the outstanding shares and such majority may also waive an adjustment to the Conversion Price. The Series II Preferred Stock sold to Brightline is convertible into a total of 3,326,697 shares of Common Stock, exclusive of the convertible 8% dividend. For each unit it purchased, Brightline also received a warrant to purchase 15,000 shares of Common Stock with an exercise price of $1.50 per share and term of five years, for an aggregate total of  4,990,046 shares of Common Stock subject to the warrants.

Current Z Trim Director Edward Smith, III, is a managing partner of Brightline Capital Management, LLC, which is the investment manager of Brightline.

We have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Series II Preferred Stock and related warrants purchased by Brightline. In furtherance of that agreement, the Company has included the shares of Common Stock underlying the Series II Preferred Stock and related warrants in the registration statement to which this prospectus relates.

We determined that all of the securities sold and issued in the private placement identified above were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Investment Banking Arrangements. On February 9, 2011, the Company entered into an Investment Banking Agreement with Legend Securities, Inc. ("Legend"), pursuant to which Legend agreed to provide business advisory services to us for a period of up to twelve months. In exchange for Legend's services, we agreed to pay Legend the sum of $10,000 per month and to issue Legend a onetime fee of 350,000 shares of Common Stock. Per the agreement, 87,500 shares will be issued as of each of the following dates: 1 day after the effective date; 90 days after the effective date; 180 days after the effective date; and 270 days after the effective date.  Therefore, as of May 1, 2011, 87,500 are recorded in stock payable.  The Company has agreed to seek to register such shares on any such registration statement it files before August 8, 2011.  In furtherance of that agreement, the Company has included the shares of Common Stock issued and issuable to Legend in the registration statement to which this prospectus relates.

On January 7, 2010 in connection with a settlement of prior agreements and in connection with a new agreement to provide investment banking services, the Company issued Legend 350,000 shares of Common Stock and agreed to pay the sum of $6,250 per month for a period of up to twelve months. As required by this agreement, on May 25, 2010 the Company filed a registration statement with the SEC covering these shares of common stock.  This Registration Statement (No. 333-167059) was made effective by the SEC on July 13, 2010.

We determined that all of the securities issued pursuant to the agreements with Legend were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Sale of Series I Preferred Stock. Between June 3, 2010 and December 29, 2010, we sold units consisting of 2,000 shares of the Series I 8% Convertible Preferred Stock (“Series I Preferred Stock”) at an Original Issue Price of $5.00 per share, with  rights to:  (i) a dividend which accrues cumulatively on a daily basis at the rate of 8% per annum of the Original Issue Price payable in shares of the Common Stock; (ii) conversion into such a number of shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price, initially, $1.00; (iii) a liquidation preference equal to the sum of the Original Issue Price and an amount equal to 8% of the Original Issue Price for each 12 months that passed since the date of issuance of any of the Series I Preferred Stock; and (iv) mandatory redemption, by the Company, 24 months from the date of issuance of the Series I Preferred Stock at a redemption price equal to the Original Issue Price plus any accrued but unpaid dividends.  The dividend component on liquidation and redemption is payable in shares of the Common Stock of the Company.  Payment of the dividend, mandatory redemption and any provisions requiring payment on the Series I Preferred Stock are deferred until the 2009 Notes due in 2011 and 2012 are paid in full.  Such deferral, even if the maturity dates on the 2009 Notes are extended, will not constitute a default under the Series I Preferred Stock terms.  The Series I Preferred Stock terms may be amended by the Company and the consent of the holders of the majority of the outstanding shares and such majority may also waive an adjustment to the Conversion Price.

•
Between June 3 and 7, 2010, the Company entered into private placement subscription agreements with five investors pursuant to which we sold a total of 92.1 units consisting of Series I Preferred Stock and warrants, for an aggregate offering price of $921,000, under the same terms and conditions as set forth above.   The Series I Preferred Stock is convertible into a total of 921,000 shares of Common Stock.  For each unit purchased, the investors also received a warrant to purchase 15,000 shares of Common Stock with an exercise price of $1.50 per share and term of five years, for an aggregate total of  1,381,500 shares of Common Stock subject to the warrants.  Brightline invested $782,000 of the total amount set forth above.  Current Z Trim Director Morris Garfinkle invested $30,000 of the total amount set forth in the preceding paragraph. On July 29, 2010 the Company filed a registration statement with the SEC covering all of the shares of common stock underlying the Series 1 Preferred Stock, dividends thereon, and accompanying warrants, purchased by the 5 investors between June 3 and 7, 2010.  This Registration Statement (No. 333-168372) was made effective by the SEC on August 5, 2010.

•
Between September 7, 2010 and November 12, 2010, we entered into a private placement subscription agreement with Brightline pursuant to which we sold 52.6 units consisting of Series I Preferred Stock and warrants, for an aggregate offering price of $526,000, under the same terms and conditions as set forth above.    The Series I Preferred Stock is convertible into a total of 526,000 shares of Common Stock.  For each unit purchased, Brightline also received a warrant to purchase 15,000 shares of Common Stock with an exercise price of $1.50 per share and term of five years, for an aggregate total of  789,000 shares of Common Stock subject to the warrants.

•
Between December 15 and 29, 2010, we entered into 2 private placement subscription agreements with investors pursuant to which we sold 333.7291 units consisting of Preferred Stock and warrants, for an aggregate offering price of $3,337,291, under the same terms and conditions as set forth above.    The Series I Preferred Stock is convertible into a total of 3,337,291shares of Common Stock.  For each unit purchased, the investors also received a warrant to purchase 15,000 shares of Common Stock with an exercise price of $1.50 per share and term of five years, for an aggregate total of  5,005,937 shares of Common Stock subject to the warrants. Brightline invested $3,087,291 of the total amount set forth above.

We also entered into registration rights agreements pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Series I  Preferred Stock and warrants purchased by the investors identified in the last two bullet points above. In furtherance of that agreement, the Company has included the shares of Common Stock underlying the Series I Preferred Stock and related warrants in the registration statement to which this prospectus relates.

We determined that all of the securities sold and issued in the private placements identified above were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Sale of 2009 Notes. During the period April 1, 2009 through April 4, 2010 we sold an aggregate of 554.3 units consisting of a $10,000 24-month senior secured note convertible at the rate of $1.00 per share into 10,000 shares of our common stock  $.00005 par value per share and a five year warrant for 15,000 shares with an exercise price of $1.50 per share.  The 2009 Notes are secured by a lien on all of the assets of the company which lien ranks pari passu with the 2008 Notes described below. We refer to these as the 2009 Note Units The Notes were issued in the aggregate principal amount of  $5,543,000. The 2009 Notes bear interest at the rate of 8% per annum payable in shares of Common Stock at the rate of $1.00 per share payable quarterly or at maturity An additional 886,880 shares are  issuable on maturity of the 2009 Notes, as interest.  We refer to these notes as the 2009 Notes. The warrants issued are exercisable for an aggregate of 8,314,500 shares of our Common Stock. We refer to these as the 2009 Warrants.  We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units, described below, pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the 2009 Notes and 2009 Warrants.  The Company agreed to pay a finder cash commissions aggregating 8% of the gross proceeds of the offering sold to an investor introduced by that finder up to a maximum of 250 Units purchased by such investor and an equal amount of five year warrants at an exercise price of $1.50 per share  Pursuant to the terms of the subscription agreement with  a purchaser who acquired a majority of the 2009 Units we agreed to amend the 2009 Units (the "Amended Units") to reflect the terms and conditions of the Units sold by us in 2008 (the "2008 Units") as described below and  in our Current Reports on Form 8-K filed on June 24 and September 2, 2008 which include among other things a full ratchet anti-dilution formulation with respect to the adjustments to the conversion price of the Notes and the exercise price of the Warrants instead of the weighted average anti-dilution formula contained in the original 2009  Units and the payment of interest on the Notes, at the option of the holder, quarterly or at maturity rather than just at maturity. As a result of the amendment, the 2009 Warrants, 2009 Notes and corresponding Security Agreements were amended. The 2008 Notes, the Amended and Restated Notes (including the Notes issued as part of the 2009 Units) rank pari passu with each other. We agreed to use our reasonable best efforts to nominate a representative of the purchaser for election to our Board of Directors and we also agreed subject to certain conditions to permit an observer designated by the purchaser to attend meetings of the Board The descriptions herein are qualified in their entirety by reference to the copies of the forms of the Subscription Agreement, the Notes, the Warrant, the Security Agreements and the Registration Rights Agreement which are attached as exhibits to our Current Reports on Form 8-K filed on October 16 and April 21, 2009.

Sale of the 2008 Notes. On various dates commencing June 18, through November 3, 2008, the Company issued 8% Convertible Senior Secured Notes in the aggregate principal amount of $4,457,000 (“2008 Notes”). Interest is accrued quarterly at the rate of 8% per annum in shares of common stock of the Company at $1.00 per share. Upon the event of a default, the stated interest rate of the Notes will be increased to 18% per annum. The terms of the Notes require redemption in cash at 115% of face value upon certain defaults The Notes mature in two years from date of issuance. The Notes and accrued interest are payable in full at maturity. All amounts due under the Notes may be converted at any time, in part or in whole, at the written election of the holder thereof, into shares of the Company’s common stock at a conversion price of $1.00 per share. The Notes are secured by a first priority perfected interest in all the assets of the Company.  At maturity, interest on the 2008 Notes will represent an additional 713,120 shares. Each $100,000 principal amount of Notes is convertible, at the option of the holders, into 100,000 shares of the Company’s common stock. Holders of each $100,000 principal amount of 2008 Notes received two five-year warrants, one  with an exercise price of $0.30 per share to purchase 7,692 shares of Common Stock (the “$.30 Warrants”) and the other with an exercise price of $1.00 to purchase 24,615 shares of Common Stock (the “$1.00 Warrants” and collectively with the $.30 Warrants, the “2008 Warrants”) . In connection with the issuance of the 2008 Notes, the Company entered into registration rights agreements and has agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants. .  In addition to a cash commission, the placement agent received a five-year warrant to purchase 66,667 shares of Common Stock for each 2008 Unit sold, with an exercise price of $.30 per share.   The placement agent’s warrants carry registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on June 24 and September 2, 2008.

In January 26, 2009 the Company agreed issue to certain note holders who had purchased on various dates in 2008, 2008 Notes and 2008 Warrants of the Company, as described above, new warrants to purchase, at an exercise price of $0.01 per share, that number of shares of our Common Stock,  to which a Note Holder would be entitled upon full conversion of a note after a reverse split of the Common Stock with a ratio of one for thirty.  We refer to these warrants as the New Warrants.  Effective February 6, 2009 the Company affected a 1 for 30 stock split. We refer to this split as the “Reverse Split.”  After the effective date of the Reverse Split, for each $100,000 in principal amount of the Notes purchased in 2008, note holders received a New Warrant exercisable for 20,833 shares of our common stock and 936,860 shares in the aggregate for all such New Warrants at an exercise price of $0.01 per share.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement.

The 2008 Note Units and the 2009 Notes Units were sold to  “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the private placement exemption afforded by Section 4(2) of the Securities Act and of Regulation D promulgated under the Act.

Common Stock Issued For Services  and Settlement. In April 2011 we entered into an investor relations agreement with Aim Capital Corporation, whereby we agreed to issue it 125,000 shares of common stock and include such shares on the registration statement first filed after that date. In furtherance of that agreement, the Company has included the shares of Common Stock issued and issuable to Aim Capital Corporation in the registration statement to which this prospectus relates.

On January 6, 2011, the Company issued 35,000 shares of the Company’s common stock to each of the four external directors for a total of 140,000 shares for director fees, valued at $147,000 based on the closing price of $1.05 per share at the date of grant.

On January 4, 2010, the Company issued 30,000 shares of common stock to each of the Company’s four external directors for a total of 120,000 shares for director fees, valued at $234,000 based on the closing price of stock on the grant date.

On or about October 14, 2009, the Company issued, pursuant to a consulting agreement, one five year warrant for the purchase of 10,000 shares of Common Stock with an exercise price of $1.50 per share.

On May 13, 2009, the Company entered into a Material Definitive Agreement with its patent litigation counsel, whereby the Company agreed to apply $350,000 of unpaid and past due legal fees owed to such counsel, to the purchase of 35 2009 Units pursuant to the terms of the offering set forth above. The patent litigation counsel agreed to accept such Units as payment for the $350,000 of unpaid and past due legal fees.

On June 29, 2009, the Company entered into a Material Definitive Agreement with its landlord, whereby the Company agreed to apply $130,000 of unpaid and past due rent owed to such landlord, to the purchase of 13 of the 2009 Units pursuant to the terms of the offering set forth above. The landlord agreed to accept such Units as payment for the $130,000 of unpaid and past due rent.

On May 1, 2009, we entered into private placement subscription agreements pursuant to which we sold 6 units consisting of shares of common stock and warrants, for an aggregate offering price of $60,000.  Each of the units (individually, a "Unit" and collectively, the "Units") consists of 10,000 shares of unregistered common stock plus one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants").  A total of 60,000 shares of common stock and 90,000 warrants are to be issued pursuant to the terms of this offering.  All such Units were sold pursuant to an agreement with an equipment supplier whereby the Company agreed to apply $60,000 of unpaid and past due amounts towards the purchase and installation of two boilers, to the purchase of the 6 Units.  The equipment supplier agreed to accept such Units as payment for the $60,000 of unpaid and past due amounts.

On August 29, 2008, in connection with a settlement of outstanding litigation with George Foreman Enterprises, the Company issued to George Foreman Enterprises a total of 100,000 shares of the company's common stock.

We determined that all of the securities issued pursuant to the above agreements were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption there from.

Common Stock Issued For Debt Conversion.  The Company issued shares of its Common Stock upon conversion of its 8% Convertible Secured Notes Due in 2010 (the "Notes"), as follows:

•
Between January 4 and June 30, 2010, the Company issued 1,700,603 shares of  its common stock upon conversion to common stock of $1.45 million principal amount of its  Notes as well as interest of $229,841 on such notes.

•
Between July 1 and September 30, 2010, the Company issued 2,662,520 shares of  its common stock upon conversion to common stock of $2.672 million principal amount of its Notes, as well as interest of $415,120 on such notes.

•
Between October 1 and December 31, 2010, the Company issued 49,853 shares of  its common stock upon conversion to common stock of $40,000 principal amount of its Notes, as well as interest of $9,853 on such notes.

•
Between March 23 and April 12, 2011 the issued 4,412,923 shares of its common stock, upon conversion to common stock of $3,786,500 principal amount of its Notes, as well as interest of $628,823 on such notes.

Common Stock Issued On The Exercise Of Warrants And/Or Options.

During 2010, 108,172 stock warrants were exercised for cash of $17,505, and no options were exercised.  In 2009, 4,365 warrants were exercised for cash, and no options were exercised.

During 2010, the Company issued 293,742 shares of Common Stock on the cashless exercise of warrants. 51,927 shares of common stock were issued on the cashless exercise of warrants in 2009.

On January 11, 2011, one investor exercised 20,833 warrants with an exercise price of $0.01 and 7,692 warrants with an exercise price of $0.30 into a total of 28,525 shares of the Company’s common stock valued at $2,520.  Another investor exercised 20,833 warrants with an exercise price of $0.01 into a total of 20,833 shares of the Company’s common stock valued at $208.

On March 1, 2011, an investor converted his 2009 convertible note consisting of $100,000 principal and $12,844 interest at a conversion price of $1.00 into 112,844 shares of the Company’s common stock valued at $112,844.

On March 15, 2011, an investor converted the outstanding interest of his convertible note at a conversion price of $1.00 into 9,567 shares of the Company’s common stock valued at $9,567.

On March 17, 2011, investor converted the outstanding interest of his convertible note at a conversion price of $1.00 into 4,235 shares of the Company’s common stock valued at $4,235.

Item 16.	Exhibits.

(a)
EXHIBITS The exhibits filed with this registration statement or incorporated by reference herein are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

(b)	FINANCIAL STATEMENT SCHEDULES. Schedules filed with this registration statement are set forth on the “Index to Financial Statements” set forth elsewhere herein.

Item 17.	Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by section  10(a)(3)of the Securities Act.

(ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the most recent post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental  change in the information set forth in  the  registration  statement.  Notwithstanding  the  foregoing, any increase  or decrease  in volume of  securities  offered  (if the total dollar  value of  securities  offered would not exceed  that which was registered)  and any deviation from the low or high end of the estimated maximum  offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent no more than 20 percent change in the maximum  aggregate  offering price set forth in the  “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any  material  information  with respect to the plan  of  distribution  not  previously  disclosed  in the  registration statement or any material change to such information in the registration statement;

PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information  required  to be  included in a post-effective amendment by those paragraphs is contained in periodic  reports  filed with or  furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are  incorporated  by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such securities  at that time shall be deemed to be the  initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For purposes of determining  any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee  benefit  plan’s  annual  report  pursuant  to  Section  15(d)  of  the Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, State of Illinois, on April 18, 2012.

Z Trim Holdings, LLC

By:	/s/ Steven J. Cohen
Steven J. Cohen President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Office(s)	Date

/s/ Steven J. Cohen Steven J. Cohen	Director & President (Principal Executive Officer)	April 18, 2012

/s/ Brian Chaiken Brian Chaiken	Chief Financial Officer (Principal Financial Officer)	April 18, 2012

* Edward Smith, III	Director	April 18, 2012

* Mark Hershhom	Director	April 18, 2012

* Morris Garkinkle	Director	April 18, 2012

* Brian Israel	Director	April 18, 2012

*By:	/s/ Steven J. Cohen
Steven J. Cohen
Attorney-in-Fact

INDEX OF EXHIBITS

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. Those representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; ( ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the registrant acknowledges that notwithstanding the inclusion of the foregoing cautionary statements, its is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about the registrant may be found elsewhere in this registration statement and in the registrant’s other public filings which are available without charge through the SEC’s website at www.sec.gov.

No.	Description
3.1
Restated Articles of Incorporation [Filed as Exhibit 3(i) to the Annual Report on form 10-K for the fiscal year ended December 31, 2009;  Illinois Statement of Resolution Establishing the Series I Preferred Stock filed as Exhibit 3.1 (a) in the Current Report on Form 8-K filed June 7, 2010; and Illinois Statement of Resolution Establishing the Series II Preferred Stock filed as Exhibit 3.1 (a) in the Current Report on Form 8-K filed March 21, 2011, and incorporated herein by reference]

3.2
Bylaws of Z Trim Holdings, Inc., as amended [Filed as Exhibit 2.2 to the Company’s Registration Statement on Form 10-SB, Exhibit 3(ii) to the Company’s Form 8-K filed on November 2, 2007, Exhibit 3(ii) to the Company’s Form 8-K filed on November 16, 2007, Exhibit 3.2 to the Company’s Form 8-K filed on September 23, 2008, and incorporated herein by reference]

4.1	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on October 16,2009 and Incorporated herein by reference]
4.2	Form of Amended and Restated Convertible Promissory Note [Filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on October 16, 2009 and incorporated herein by reference]
4.3	Form of Amended and Restated Warrant to Purchase Common Stock [Filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed on October 16, 2009 and Incorporated herein by reference]
4.4	Form of Amended and Restated Security Agreement [Filed as Exhibit 4.4 to the Company’s current report on Form 8-K filed on October 16, 2009 and incorporated herein by reference]
4.5	Form of Registration Rights Agreement [Filed as Exhibit 4.5 to the Company’s current report on Form 8-K filed on October 16, 2009 and incorporated herein by reference]
4.6	Form of Agreement with equipment supplier [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on May 14, 2009 and incorporated herein by reference]
4.7	Form of Agreement with patent litigation firm [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on May 14, 2009 and incorporated herein by reference]
4.8	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on April 21, 2009 and incorporated herein by reference]
4.9	Form of Convertible Promissory Note [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on April 21, 2009 and incorporated herein by reference]
4.10	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.3 to the Company’s Current Report on Form 8K filed on April 21, 2009 and incorporated herein by reference]
4.11	Form of Security Agreement [Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on April 21, 2009 and incorporated herein by reference]
4.12	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on November 18, 2008 and incorporated herein by reference]
4.13	Form of Convertible Promissory Note [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on November 18, 2008 and incorporated herein by reference]
4.14	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.3 to the Company’s Current Report on Form 8K filed on November 18, 2008 and incorporated herein by reference]
4.15	Form of Security Agreement [Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on November 18, 2008 and incorporated herein by reference]
4.16	Form of Registration Rights Agreement [Filed as Exhibit 4.5 to the Company’s Current Report on Form 8K filed on November 18, 2008 and incorporated herein by reference]
4.17	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference]
4.18	Form of Convertible Promissory Note [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference]
4.19	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.3 to the Company’s Current Report on Form 8--K filed on September 3, 2008 and incorporated herein by reference]
4.20	Form of Security Agreement [Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference]
4.21
Form of Amendment to the note, warrant and security agreement  filed as Exhibits  4.2,4.3 and 4.4 respectively,  to the Company’s Current Report on Form 8-K filed on September 3, 2008 [Filed as Exhibit 4.32 to Registration Statement (File No. 333-163708) and incorporated  herein by reference]

4.22	Form of Registration Rights Agreement [Filed as Exhibit 4.5 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference]
4.23	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on June 24, 2008 and incorporated herein by reference]
4.24	Form of Convertible Promissory Note [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference]
4.25	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference]
4.26	Form of Security Agreement [Filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference]
4.27	Form of Registration Rights Agreement [Filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference]
4.28	Form of Subscription Agreement [Filed as Exhibit 4.5 to the Company’s Form 10KSB filed on April 2, 2007 and incorporated herein by reference]
4.29	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.6 to the Company’s Form 10KSB filed on April 2, 2007 and incorporated herein by reference]
4.30	Form of Registration Rights Agreement [Filed as Exhibit 4.7 to the Company’s Form 10KSB filed on April 2, 2007 and incorporated herein by reference]
4.31	Form of Warrant issued on February 9, 2009 for shares of Common Stock at $0.01 per share [Filed as Exhibit 4.33 to the Company's Form S-1 filed on May 25, 2010 and incorporated by reference]
4.32	Investment Banking Agreement with Legend Securities, Inc. dated as of January 7, 2011 [Filed as Exhibit 4.12 to the Current Report on Form 8-K filed January 12, 2010 and incorporated by reference]
4.33	Letter Agreement with Legend Securities, Inc. dated as of February 9, 2011[Filed as Exhibit 4.12 to the Current Report on Form 8-K filed February 11, 2011 and incorporated by reference]
4.34	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on June 7, 2010 and incorporated herein by reference]
4.35	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on June 7, 2010 and incorporated herein by reference]
4.36	Form of Registration Rights Agreement [Filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed on June 7, 2010 and incorporated herein by reference]
4.37	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on March 21, 2011 and incorporated herein by reference]
4.38	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on March 21, 2011 and incorporated herein by reference]
4.39	Form of Registration Rights Agreement [Filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed on March 21, 2011 and incorporated herein by reference]
4.40	Form of Note [Filed as Exhibit 4.1 to the Company’s current report on Form 8-K Dated February 17, 2012 and incorporated herein by reference]
4.41	Form of Warrant [Filed as Exhibit 4.2 to the Company’s current report on Form 8-K Dated February 17, 2012 and incorporated herein by reference]

5.1	Opinion of Holland & Knight LLP *
10.1	Steve Cohen Employment Agreement [Filed as Exhibit 10.12 to the Company’s Form 10-QSB for the quarter ending June 20, 2006 and incorporated herein by reference]
10.2	Brian Chaiken Employment Agreement, dated October 17, 2007 [Filed as Exhibit 10.2 to the Company’s Form 10-KSB filed on April 14, 2008 and incorporated herein by reference]
10.3
Z Trim Holdings, Inc. 2004 Equity Incentive Plan [Filed as Appendix C to the Z Trim's Proxy Statement for its Annual Meeting conducted on June 16, 2004 and approved by its Shareholders on that date and incorporated herein by reference]

10.4	Form of Subscription Agreement [Filed as Exhibit 10.1 to the Company’s current report on Form 8-K Dated February 17, 2012 and incorporated herein by reference]
10.5	Investment Banking Agreement [Filed as Exhibit 10.2 to the Company’s current report on Form 8-K Dated February 17, 2012 and incorporated herein by reference]
10.6
Custom Processing Agreement, dated as of October 17, 2011, by and between Z Trim Holdings, Inc. and AVEKA Nutra Processing, LLC.** [Filed as Exhibit 10.2 to the Company’s current report on Form 8-K/A Dated October 17, 2011 and incorporated herein by reference]

10.7
Cooperative Research and Development Agreement with the United States Department of Agriculture's Agricultural Research Service dated June 14, 2011 [filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ending June 30, 2011 and incorporated herein by reference]

23.1	Consent of M&K CPAS, PLLC +
23.2	Consent of Holland & Knight LLP (included as part of Exhibit 5.1 herein)
24.1	Power of Attorney (included on the signature page of the Registration Statement) *
_____

+ Filed herewith.
* Previously filed with the initial Registration Statement on Form S-1 filed May 12, 2011.
* * Confidential treatment has been requested with respect to certain portions of this exhibit.  Omitted portions were filed separately with the SEC.